SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2003

INTERFACE, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 437-6800

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     As previously reported in the Form 10-Q for Interface, Inc. (the “Company”) for the quarterly period ended March 30, 2003, while the Company has failed to comply with certain covenants contained in its revolving credit facility that required it to maintain a specified interest coverage ratio, fixed charge coverage ratio and minimum net worth, the Company obtained from the lenders under that facility a waiver therefrom until May 31, 2003. Subsequently, the Company obtained from the lenders an extension of such waiver until June 30, 2003. The Company expects that it will consummate, prior to that date, an amendment and restatement of the revolving credit facility that, among other things, addresses those covenants and that will permit the Company to comply with them in the future. However, unless and until such an amendment and restatement is consummated, (i) the aggregate principal amount of all outstanding Extensions of Credit (as defined in the revolving credit facility) may not exceed $30 million, and (ii) the Company may not enter into certain transactions that would otherwise be permitted under the facility, such as certain asset transfers, acquisitions, dividend payments and stock repurchases, and certain repayments of long-term indebtedness (including bond repurchases).

     This report contains statements which may constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based. Any forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Safe Harbor Compliance Statement for Forward-Looking Statements” included in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002, which discussion is hereby incorporated by reference. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

	By:	/s/ Patrick C. Lynch

Patrick C. Lynch Vice President and Chief Financial Officer

Date: May 30, 2003